AMENDMENT NUMBER 1

                                    to

                          AGREEMENT AND PLAN OF

                                  MERGER

                        dated as of August 9, 1996

                                    as

                           amended and restated

                         as of December 26, 1996

                               by and among

                      DELMARVA POWER & LIGHT COMPANY

                           ATLANTIC ENERGY, INC.

                              CONECTIV, INC.

                                    and

                               DS SUB, INC.

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          AMENDMENT NUMBER 1 TO THE AGREEMENT AND PLAN OF MERGER

          AMENDMENT NUMBER 1 TO THE AGREEMENT AND PLAN OF MERGER,
dated as of          1997 (this "Amendment"), by and among
Delmarva Power & Light Company, a corporation formed under the laws of the State of Delaware and the Commonwealth of Virginia ("Delmarva"), Atlantic Energy, Inc., a corporation formed under the laws of the State of New Jersey ("Atlantic"), CONECTIV, INC., a corporation formed under the laws of the State of Delaware, 50% of whose outstanding capital stock is owned by Delmarva and 50% of whose capital stock is owned by Atlantic (the "Company"), and DS Sub, Inc., a corporation formed under the laws of the State of Delaware and a wholly owned subsidiary of the Company. ("DS Sub").

          WHEREAS, the parties hereto entered into an Agreement and Plan of Merger dated as of August 9, 1996 as amended and restated as of December 26, 1996 (the "Agreement of Merger");

          WHEREAS, the parties desire to amend the Agreement of Merger in accordance with the terms hereof in order to provide that following the consummation of the merges contemplated by the Agreement of Merger Michael J. Chesser shall no longer be appointed as the President and Chief Operating Officer of the Company and that Meredith I. Harlacher, Jr. shall be the President of the Company.

          NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agrees as follows:

          Section 1.  Amendment.   Section 7.14 of the Agreement
of Merger is hereby amended by deleting the following language therefrom "Michael J. Chesser shall be the President and Chief Operating Officer of the Company" and inserting in lieu thereof the following language "Meredith I. Harlacher, Jr. shall be the President of the Company".

          Section 2.  No Other Amendment.   The parties hereto
agree that except as amended by this Amendment, the Agreement of Merger shall remain in full force and effect.

          Section 3. Governing Law; Waiver of Jury Trial; Etc. This amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be fully performed in such state, without giving effect to its conflicts of laws statutes, rules or principles. Each party hereto acknowledges and agrees that any controversy that may arise under this Amendment is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Amendment or the transactions contemplated hereby.

          Section 4. Counterparts; Effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Delmarva, Atlantic, the Company and
DS Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.

                              DELMARVA POWER & LIGHT COMPANY

                              By ___________________________
                                   Name:
                                   Title:

                              ATLANTIC ENERGY, INC.

                              By ___________________________
                                   Name:
                                   Title:

                              CONECTIV, INC.

                              By ___________________________
                                   Name:
                                   Title:

                              And By _______________________
                                   Name:
                                   Title:

                              DS SUB, INC.

                              By ___________________________
                                   Name:
                                   Title: